Exhibit (f)(4)(a)

Exhibit A

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Participation Agreement Form

1.	Election regarding Plan participation for the calendar year 2015

by                                                                              .

                               (Trustee)

I hereby certify that I have been given the opportunity to participate in Pacific Select Fund (the “Fund”) Trustees’ Deferred Compensation Plan, as amended (the “Plan”), and I understand its provisions, which are incorporated herein by reference. I choose to participate in the Plan and agree to be bound by the terms thereof.

2.	Authorization for Deferral

I hereby authorize the Fund to defer the following amount $         quarterly from the Compensation payable to me as Trustee.

Trustee’s Signature:	Date:

Print Name:

Exhibit B-1

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Initial Pay-Out Option Form For A Specified Calendar Year

Sub-Account (Deferral Year): 2015

I hereby elect the following Pay-Out Option as listed in the Fund’s Trustees’ Deferred Compensation Plan (choose one):

[ ] 1.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred.

(Year Designated)

[ ] 2.	A lump sum in January of the year immediately following the year during which the Trustee experiences a Separation from Service.

[ ] 3.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred, or in January of the year immediately following the year in which the Trustee experiences a Separation from Service, whichever is earlier.

(Year Designated)

[ ] 4.	Up to ten (10) annual installments commencing in January of the year immediately following the year in which the Trustee experiences a Separation from Service.

(Number of Installments)

Trustee’s Signature:	Date:

Print Name:

Exhibit B-2

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Change in Pay-Out Option Form (To Change A Prior Calendar Year’s Pay-Out Option)

Non-Grandfathered Sub-Account Sub-Account (Deferral Year): 2015

To be effective, a change in Pay-Out Option for a Non-Grandfathered Sub-Account must be made at least twelve (12) months before pay-out would have begun under the immediately prior effective designated Pay-Out Option. In addition, no such change in Pay-Out Option may take effect for at least twelve (12) months and must further defer receipt of the Non-Grandfathered Sub-Account at least five (5) years beyond the date pay-out would have begun under the immediately prior effective designated Pay-Out Option.

I hereby elect the following Pay-Out Option as listed in the Fund’s Trustees’ Deferred Compensation Plan (choose one):

[ ] 1.	A lump sum in any designated January within the ten (10) year period commencing on the date which is at least five (5) years after pay-out would have begun under the immediately prior effective designated Pay-Out Option.

(Year Designated)

[ ] 2.	Up to ten (10) annual installments beginning in January of the period commencing on the date which is at least five (5) years after pay-out would have begun under the immediately prior effective designated Pay-Out Option.

(Number of Installments)

This election will be in effect and will be used to determine how this Sub-Account is paid, unless a new properly completed Pay-Out Option Form is completed and is received by the Plan Administrator no later than the date required by the Plan.

Trustee’s Signature:	Date:

Print Name:

3

Exhibit B-3

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Change in Pay-Out Option Form (To Change A Prior Calendar Year’s Pay-Out Option)

Grandfathered Sub-Account Sub-Account (Deferral Year): 2015

To be effective, a change in Pay-Out Option for a Grandfathered Sub-Account must be made at least six (6) months before pay-out would have begun under the immediately prior effective designated Pay-Out Option.

I hereby elect the following Pay-Out Option as listed in the Fund’s Trustees’ Deferred Compensation Plan (choose one):

[ ] 1.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred.

(Year Designated)

[ ] 2.	A lump sum in January of the year immediately following the year during which the Trustee experiences a Separation from Service.

[ ] 3.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred, or in January of the year immediately following the year in which the Trustee experiences a Separation from Service, whichever is earlier.

(Year Designated)

[ ] 4.	Up to ten (10) annual installments commencing in January of the year immediately following the year in which the Trustee experiences a Separation from Service.

(Number of Installments)

Trustee’s Signature:	Date:

Print Name:

Exhibit C

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Designation of Credit Rate Options Form

For All Deferred Variable Compensation, All Years

Instructions: Please select the Credit Rate Option(s) and the percentage of the amount of deferred Variable Compensation (which will include your existing Account balance attributable to Variable Compensation) you wish to allocate to each Credit Rate Option (percentages must total 100%). The amount of income, gains and losses credited under each Credit Rate Option shown below shall be equal to the total return of the Class A shares of the Pacific FundsSM Portfolio Optimization Funds, Pacific FundsSM Diversified Alternatives Fund and PAM Income Series Funds, and Class P shares of the other funds of Pacific Funds (the “Pacific FundsSM Underlying Funds”). (Designations may be made in up to five (5) Credit Rate Options at any one time, with a minimum allocation of 5% to any one Credit Rate Option.). To change Credit Rate Options or percentage allocations, file a new Designation of Credit Rate Options Form (percentages must total 100%). No more than 12 change forms may be submitted per calendar year.

I hereby elect the following Credit Rate Options, in the percentages indicated below, for allocation of deferred Variable Compensation as authorized in Section II of the Deferred Compensation Participation Agreement and Section IV(B) of the Plan:

Credit Rate Option/Fund*	Percentage
Fund of Funds (Class A):
Pacific FundsSM Portfolio Optimization Conservative	%
Pacific FundsSM Portfolio Optimization Moderate-Conservative	%
Pacific FundsSM Portfolio Optimization Moderate	%
Pacific FundsSM Portfolio Optimization Growth	%
Pacific FundsSM Portfolio Optimization Aggressive-Growth	%
Pacific FundsSM Diversified Alternatives	%
PAM Income Series Funds (Class A):
Pacific FundsSM Short Duration Income	%
Pacific FundsSM Core Income	%
Pacific FundsSM Strategic Income	%
Pacific FundsSM Floating Rate Income	%
Pacific FundsSM Limited Duration High Income	%
Pacific FundsSM High Income	%
Pacific Funds Underlying Funds (Class P):
PF Floating Rate Loan	%
PF Inflation Managed	%
PF Managed Bond	%

Credit Rate Option/Fund*	Percentage
PF Short Duration Bond	%
PF Emerging Markets Debt	%
PF Comstock	%
PF Growth	%
PF Large-Cap Growth	%
PF Large-Cap Value	%
PF Main Street Core®	%
PF Mid-Cap Equity	%
PF Mid-Cap Growth	%
PF Small-Cap Growth	%
PF Small-Cap Value	%
PF Real Estate	%
PF Emerging Markets	%
PF International Large-Cap	%
PF International Small-Cap	%
PF International Value	%
PF Currency Strategies	%
PF Global Absolute Return	%
PF Precious Metals	%

I am aware that if the above designations are different than the designations on an existing Account for deferred Variable Compensation, such existing Account balance will be reallocated as specified above, along with any future deferred Variable Compensation.

Trustee’s Signature:	Date:

Print Name:

*	Name change from “PL” to “Pacific Funds” or “PF” effective December 31, 2014

Form effective: December 1, 2014

Exhibit D

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Designation of Beneficiary Form

For All Deferred Compensation

I designate the following as Beneficiary(s) of my death benefit, if any:

Primary:	Relationship:

Address:	Percentage:

Primary:	Relationship:

Address:	Percentage:

Contingent:	Relationship:

Address:

I understand that the Beneficiary(s) designated herein is/are my Beneficiary(s) with respect to the percentage of my entire Account (which may consist of both Grandfathered Sub-Accounts and Non-Grandfathered Sub-Accounts) as noted above. I understand and agree that I am responsible for advising the Plan Administrator of changes in status of the Beneficiary(s) designated herein (e.g., death, name change, address change, etc.).

Trustee’s Signature:	Date:

Print Name:

Witness’ Signature:

Print Name: